Exhibit 3.467
ENDORSED — FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA

APR 11 2000

BILL JONES, SECRETARY OF STATE
ARTICLES OF INCORPORATION
OF
ELDER CREEK TRANSFER & RECOVERY, INC.
* * * * *
FIRST: That the name of the corporation is Elder Creek Transfer & Recovery, Inc.
SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.
THIRD: The name of this corporation’s initial agent for service of process in the State of California is :
C T CORPORATION SYSTEM
FOURTH: The total number of shares which the corporation is authorized to issue is one thousand (1,000) of the par value of one cent ($0.01) each.
FIFTH: The personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach shall be eliminated to the fullest extent permissable under California law.
SIXTH: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissable under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, subject to limitations set forth in Section 204.
     IN WITNESS WHEREOF, the undersigned have executed these Articles this 7th day of April, 2000.

/s/ Donald W. Slager Donald W. Slager, Incorporator

* * * * *
STATEMENT
OF
SOLE INCORPORATOR
OF
ELDER CREEK TRANSFER & RECOVERY, INC.
* * * * *
     The articles of incorporation of this corporation having been filed in the office of the Secretary of State of California, the undersigned, being the sole incorporator named in said articles, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:
1.	The following persons were elected as directors to hold office until the first annual meeting of stockholders or until their respective successors are duly elected and qualified:
James Eng Donald W. Slager G. Thomas Rochford, Jr.
2.	The board of directors was authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the articles of incorporation, in such amounts and for such consideration as from time to time shall be determined by the board of directors and as may be permitted by law.
Dated: April 11, 2000.

/s/ Donald W. Slager Donald W. Slager Sole Incorporator